SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): April 1, 2009

                                 Cox Radio, Inc.
                 ----------------------------------------------
             (Exact name of registrant as specified in its charter)


       Delaware                1-12187                 58-1620022
   -----------------        ---------------          ------------------
    (State or other          (Commission              (I.R.S. Employer
     jurisdiction of         File Number)             Identification No.)
     incorporation)


       6205 Peachtree Dunwoody Road Atlanta, Georgia             30328
     --------------------------------------------------       ------------
       (Address of principal executive offices)                (Zip Code)

                                 (678) 645-0000
                            -----------------------
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]    Written communications pursuant to Rule 425 under the Securities Act
         (17 CFR 230.425)
[   ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act
         (17 CFR 240.14a-12)
[   ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the
         Exchange Act (17 CFR 240.14d-2(b))
[   ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the
         Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01         Other Events.

On April 1, 2009, we issued a press release announcing the formation of a special committee of independent directors to consider the tender offer commenced by Cox Media Group, Inc., a wholly-owned subsidiary of Cox Enterprises, Inc., on March 23, 2009 for all of the outstanding shares of our Class A common stock not otherwise owned by Cox Media Group at $3.80 per share.

The foregoing description is qualified in its entirety by reference to the press release dated April 1, 2009, a copy of which is attached hereto as Exhibit
99.1 and incorporated herein by reference.


Item 9.01         Financial Statements and Exhibits.

                  (a)      Not applicable.

                  (b)      Not applicable.

                  (c)      Not applicable.

                  (d)      Exhibits:

                           99.1       Press Release dated April 1, 2009.








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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         COX RADIO, INC.


Date:  April 1, 2009                     By:    /s/ Charles L. Odom
                                            -----------------------------------
                                            Name:  Charles L. Odom
                                            Title: Chief Financial Officer

                                                                   Exhibit 99.1

[Cox Radio Logo]                                                        NEWS
================================================================================

FOR IMMEDIATE RELEASE

                    Cox Radio, Inc. Forms Special Committee
                   to Evaluate Cox Media Group's Tender Offer

ATLANTA, April 1, 2009-Cox Radio, Inc. (NYSE: CXR) announced today that its board of directors has formally formed a special committee to consider the tender offer commenced by Cox Media Group, Inc., a wholly-owned subsidiary of Cox Enterprises, Inc., on March 23, 2009 for all of the outstanding shares of our Class A common stock not otherwise owned by Cox Media Group at $3.80 per share.

The special committee consists of Juanita P. Baranco and Nick W. Evans, Jr. Our board of directors has determined that each member of the special committee is an independent director for purposes of considering the tender offer. The members of the special committee have been functioning in their capacity as the special committee since March 23, 2009. The special committee expects to file and distribute a Schedule 14D-9 containing its position with respect to the tender offer by April 3, 2009 and advises stockholders to take no action at this time until the special committee has had a chance to consider the tender offer.

The special committee has retained Gleacher Partners LLC as its financial advisor and DLA Piper LLP (US) as its legal advisor. Cox Enterprises and Cox Media Group have retained Citigroup Global Markets Inc. as their financial advisor and Dow Lohnes PLLC as their legal advisor.

Cox Radio stockholders are advised to read the solicitation/recommendation statement when it becomes available because it will contain important information. Stockholders may obtain a free copy of the solicitation/recommendation statement as well as any other documents filed by us and by Cox Media Group in connection with the tender offer free of charge at the Commission's Web site at www.sec.gov.

About Cox Radio

Cox Radio is one of the largest radio companies in the United States based on revenues. Cox Radio owns, operates or provides sales or marketing services for 86 stations (71 FM and 15 AM) clustered in 19 markets, including major markets such as Atlanta, Houston, Miami, Orlando, San Antonio and Tampa. Cox Radio shares are traded on the New York Stock Exchange under the symbol: CXR.

Forward-Looking Statements

Statements in this release, including statements relating to any response to the tender offer, are "forward-looking" statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, which are statements that relate to future plans, objectives and expectations, as well as any facts or assumptions underlying these statements or projections. Actual results may differ materially from the results expressed or implied in these forward-looking statements due to various risks, uncertainties or other factors. These factors include the ability of the special committee to complete its review of the price per share offered by Cox Media Group within 10 business days of the commencement of the tender offer and other risk factors described from time to time in Cox Radio's filings with the Securities and Exchange Commission, including Cox Radio's annual report on Form 10-K for the year ended December 31, 2008. Cox Radio assumes no responsibility to update the forward-looking statements contained in this release as a result of new information, future events or otherwise.


Contact:
Analysts and Investors                       Analysts, Investors, Press or Media
Charles Odom                                 Chris Plunkett
Chief Financial Officer                      Brainerd Communicators, Inc.
Cox Radio, Inc.                              212-986-6667
678-645-4315                                 plunkett@braincomm.com